Exhibit 10.6

COMMERCIAL BANCGROUP, INC.

2025 Omnibus Incentive Plan

Notice of Restricted Stock Unit Grant

Commercial Bancgroup, Inc., a Tennessee corporation (the “Company”), has awarded to the individual set forth below (the “Grantee”) the number of restricted stock units (the “Restricted Stock Units”) set forth below (this “Grant”) under its 2025 Omnibus Incentive Plan (the “Plan”).

Grantee Name:	[●]

Date of Grant:	[●]

Number of Restricted Stock Units:	[●]

Vesting Schedule:

One-third (1/3) of the Restricted Stock Units shall vest on each of the first three anniversaries of the Date of Grant (each such anniversary, a “Vesting Date”), provided that the Grantee’s Continuous Service Status has not terminated prior to the applicable Vesting Date.

All unvested Restricted Stock Units shall vest immediately prior to and contingent on a Change in Control, provided that the Grantee’s Continuous Service Status has not terminated prior to such Change in Control.

In the event the Grantee’s Continuous Service Status is terminated (i) by the Company without Cause, (ii) by the Company due to the Grantee’s Disability, (iii) by the Grantee for Good Reason, or (iv) due to the Grantee’s death, all unvested Restricted Stock Units shall vest immediately prior to such termination. For this purpose, Cause, Disability, and Good Reason have the meanings ascribed thereto in the Employment Agreement dated [●], by and among the Company and Commercial Bank, a Tennessee state-chartered bank, on the one hand, and the Grantee, on the other hand, regardless of whether such agreement hereafter is amended or terminated or expires.

Except as provided in the immediately preceding paragraph, if the Grantee’s Continuous Service Status terminates, further vesting of this Grant shall cease, the portion of this Grant that has not then vested shall be forfeited, and the Grantee shall have no further right, title, or interest to any such forfeited portion of this Grant.

Capitalized terms used but not defined in this Notice of Restricted Stock Unit Grant (the “Notice”) or the attached Restricted Stock Unit Terms and Conditions (the “Terms”) have the same meanings specified in the Plan. The Notice and the Terms are collectively referred to as this “Grant Agreement.”

By accepting (whether electronically or otherwise) this Grant Agreement, the Grantee acknowledges and agrees to the following:

1.	This Grant is governed by the terms and conditions of this Grant Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall prevail.

2.	The Grantee has received a copy of the Plan, this Grant Agreement, the Plan prospectus (if required under Applicable Laws), and the Trading Policy, and represents that he or she has read these documents and is familiar with their terms. The Grantee further acknowledges and agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and the Plan Administrator regarding any questions relating to this Grant and the Plan.

3.	Vesting of the Restricted Stock Units is subject to the Grantee’s Continuous Service Status, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Grant Agreement or the Plan changes the nature of that relationship.

4.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. The Grantee should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5.	The Grantee consents to electronic delivery and participation as set forth in the Plan and this Grant Agreement.

6.	If the Grantee does not accept or decline this Grant within 90 days of the Date of Grant or, if earlier, the first Vesting Date, the Company shall accept this Grant on the Grantee’s behalf and the Grantee shall be deemed to have accepted the terms and conditions of the Restricted Stock Units set forth in the Plan and this Grant Agreement. If the Grantee wishes to decline this Grant, the Grantee should promptly notify the Senior Human Resources Executive. If the Grantee declines this Grant, the Restricted Stock Units shall be cancelled and no benefits from the Restricted Stock Units nor any compensation or benefits in lieu of the Restricted Stock Units shall be provided to the Grantee.

Commercial Bancgroup, Inc.		Grantee

By:		Signature:
Title:	[●]	Date:	[●]
Address:	6710 Cumberland Gap Parkway
	Harrogate, TN 37752	Address:	[●]
[●]

COMMERCIAL BANCGROUP, INC.

2025 Omnibus Incentive Plan

Restricted Stock Unit Terms and Conditions

1.	Grant of Restricted Stock Units. A Restricted Stock Unit is a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one Share. The Restricted Stock Units are used solely as a device to determine the number of Shares to eventually be issued to the Grantee if such Restricted Stock Units vest. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.

2.	Settlement. On or as soon as administratively practical (and in any event within thirty (30) days) following the applicable vesting event, the Company shall deliver to the Grantee a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of Restricted Stock Units subject to this Grant that vest in connection with such vesting event, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items. Restricted Stock Units representing a fractional Share shall accumulate and vest on the next following vesting event on which the aggregate of vested Restricted Stock Units represents a whole Restricted Stock Unit.

3.	Dividend and Voting Rights. Unless and until such time as Shares are issued in settlement of vested Restricted Stock Units, the Grantee shall have no ownership of the Shares allocated to the Restricted Stock Units, and shall have no rights to vote such Shares and no rights to dividends thereon.

4.	Non-Transferability of Restricted Stock Units. The Restricted Stock Units and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Grantee.

5.	Termination. Except as set forth under “Vesting Schedule” in the Notice, if the Grantee’s Continuous Service Status terminates for any reason, all unvested Restricted Stock Units shall be forfeited to the Company, and all rights of the Grantee to such Restricted Stock Units shall immediately terminate without payment of any consideration to the Grantee.

6.	Taxes.

(a)	Responsibility for Taxes. By accepting this Grant, the Grantee acknowledges that, regardless of any action taken by the Company or any Affiliate that employs the Grantee (the “Employer”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that neither the Company nor the Employer (i) makes any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Grant, including, but not limited to, the grant, vesting, or settlement of this Grant, the subsequent sale of Shares acquired pursuant to such settlement, and the receipt of any dividends, and (ii) commits to or is under any obligation to structure the terms of the grant or any other aspect of this Grant to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, as applicable, the Grantee acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver Shares, or the proceeds of the sale of Shares, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

(b)	Withholding. Prior to the relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy all Tax-Related Items obligations by one or a combination of the methods set forth in Section 10.2 of the Plan. However, the Grantee shall have the discretion to satisfy such obligations by requiring the Company to withhold Shares to be issued upon settlement of the Restricted Stock Units, provided the Company only withholds a number of Shares necessary to satisfy no more than the withholding amounts determined based on the maximum permitted statutory rate applicable in the Grantee’s jurisdiction. Withholding for Tax-Related Items shall be made in accordance with Section 10 of the Plan and such rules and procedures as may be established by the Plan Administrator, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the amount of the Tax-Related Items using one of the methods described above, the Grantee may receive a refund of any over-withheld amount in cash but shall have no entitlement to the Shares sold or withheld.

7.	Nature of Grant. In accepting this Grant, the Grantee acknowledges, understands, and agrees that: (a) the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of this Grant is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of grants, even if grants have been made in the past; (c) all decisions with respect to future grants, if any, shall be at the sole discretion of the Company; (d) the Grantee is voluntarily participating in the Plan; (e) this Grant and the Shares allocated to this Grant are not intended to replace any pension rights or compensation and are outside the scope of the Grantee’s employment and/or service contract, if any; (f) this Grant and the Shares allocated to this Grant, and the income and value of the same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, or end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits, or similar payments; (g) unless otherwise provided in the Plan or by the Company in its discretion, this Grant and the benefits evidenced by this Grant Agreement do not create any entitlement to have this Grant or any such benefits transferred to, or assumed by, another company, or exchanged, cashed out, or substituted for, in connection with any corporate transaction affecting the Shares; and (h) neither the Company nor any of its Affiliates shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar or the selection by the Company or any one of its Affiliates in its sole discretion of an applicable foreign exchange rate that may affect the value of this Grant (or the calculation of income or Tax-Related Items thereunder) or any amounts due to the Grantee pursuant to the settlement of this Grant or the subsequent sale of the Shares allocated to this Grant.

8.	Code Section 409A. It is intended that the terms of this Grant shall not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Grant Agreement shall be construed and interpreted consistent with that intent. Payments pursuant to this Grant are intended to constitute separate payments for purposes of Section 409A of the Code.

9.	Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Grantee’s personal data as described in this Grant Agreement and any other grant materials for the purpose of implementing, administering, and managing the Grantee’s participation in the Plan. The Grantee understands that the Company and its Affiliates may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all grants, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in the Grantee’s favor (“Data”), for the purpose of implementing, administering, and managing the Plan. The Grantee understands that Data will be transferred to such stock plan service provider as may be selected by the Company, presently or in the future, to assist the Company with the implementation, administration, and management of the Plan. The Grantee understands that recipient(s) of the Data may be located in the United States or elsewhere, and that the recipient(s)’ country (e.g., the United States) may have different data privacy laws and protections than those of the Grantee’s country. The Grantee authorizes the Company, the stock plan service provider selected by the Company, and any other possible recipients which may assist the Company, presently or in the future, with implementing, administering, and managing the Plan to receive, possess, use, retain, and transfer the Data, in electronic or other form, for purposes of implementing, administering, and managing the Grantee’s participation in the Plan. Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, or instructs the Company to cease the processing of the Data, his or her Continuous Service Status will not be adversely affected, and the only adverse consequence of the Grantee refusing or withdrawing consent or instructing the Company to cease processing is that the Company would not be able to grant the Grantee this Grant or other equity awards or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing his or her consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusing to or withdrawing consent, the Grantee understands that he or she may contact his or her local human resources representative.

10.	Governing Law and Venue. This Grant shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to that body of laws pertaining to conflict of laws.

11.	Entire Agreement; Enforcement of Rights; Amendment. This Grant Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, agreements, commitments, negotiations, and arrangements between them. Except as contemplated by the Plan, no modification of or amendment to this Grant Agreement, nor any waiver of any rights under this Grant Agreement, that would materially impair the rights of the Grantee shall be effective unless set forth in a written instrument signed by the parties to this Grant Agreement. The failure by either party to enforce any rights under this Grant Agreement shall not be construed as a waiver of any rights of such party.

12.	Severability. If one or more provisions of this Grant Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision(s) in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision(s), then (a) such provision(s) shall be excluded from this Grant Agreement, (b) the balance of this Grant Agreement shall be interpreted as if such provision(s) were so excluded, and (c) the balance of this Grant Agreement shall be enforceable in accordance with its terms.

13.	Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on this Grant, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

14.	Notices. Any notice, demand, or request required or permitted to be given under this Grant Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or forty-eight (48) hours after being deposited in the U.S. mail or a comparable foreign mail service, as certified or registered mail with postage or shipping charges prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page to the Notice, as subsequently changed by proper written notice, or if no address is specified on such signature page, (a) to the Company at its principal executive office or (b) to the Grantee at the most recent physical or email address for the Grantee set forth in the Company’s books and records.

15.	Counterparts. This Grant Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Email or other electronic execution and/or delivery of this Grant Agreement (including but not limited to execution by electronic signature or click-through electronic acceptance) shall constitute valid and binding execution and delivery for all purposes and shall be deemed to be, and have the effect of, a manually signed original signature personally delivered.

16.	Successors and Assigns. The Company’s rights and benefits under this Grant Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns.

17.	Consent to Electronic Delivery and Participation. By accepting the Restricted Stock Units, the Grantee agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of this Grant Agreement, the Plan, account statements, Plan prospectuses (if any), and all other documents, communications, or information related to the Restricted Stock Units and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of a document via email, or such other methods of delivery selected by the Company in its discretion. The Grantee acknowledges that the Grantee may receive from the Company a paper copy of any documents delivered electronically at no cost if the Grantee so requests.

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